                                                                      Exhibit 10
                       CITIZENS NATIONAL BANK OF ELKINS
                             ELKINS, WEST VIRGINIA

                    EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

          THIS AGREEMENT is effective on the  9th  day of  May , 1995, by and
                                             -----        -----
between the Citizens National Bank of Elkins, West Virginia (the "Bank"), and Robert J. Schoonover, (the "Officer").
---------------------

                             WITNESSETH:

          WHEREAS, the Officer is currently employed by the Bank in an executive capacity;

          WHEREAS, the Bank desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain in an executive capacity with the Bank;

          WHEREAS, the Bank wishes to retain the Officer in order to prevent the substantial financial loss which the Bank could incur if the Officer were to leave and were to enter the employment of a competitor:

          WHEREAS, the Bank desires to pay the Officer the benefits provided herein, subject to the terms and conditions set forth hereinbelow; and

          WHEREAS, it is the intention of the Officer and the Bank that the benefits referred to above will be provided pursuant to a non-qualified supplemental income arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

          NOW, THEREFORE, for and in consideration of the above premises, and of the following terms, conditions and mutual covenants of the parties hereto, IT IS HEREBY AGREED:

                                   ARTICLE I

                                  DEFINITIONS

          1.01. "Annual Funding Amount" shall mean the amount required to be contributed by the Bank to the Deferred Compensation Account annually pursuant to paragraph 3.01 (a) of this Agreement.

          1.02. "Beneficiary" shall mean the person or persons the Officer has designated in writing to the Bank; if the Officer has not designated a Beneficiary, then any payments due under this Agreement shall be paid to the Officer's Estate.

          1.03. "Benefit" shall mean the Death Benefit or the Retirement Benefit, as the case may be.

          1.04. "Buyout" shall mean a transaction or series of related transactions by which the Bank is sold, either through the sale of a Controlling Interest in the Bank's voting stock or through the sale of substantially all of the Bank's assets, to a party not having a Controlling Interest in the Bank's voting stock on the date of execution of this Agreement.

          1.05. "Change in Control" shall mean a Buyout, Merger, or Substantial Change in Ownership.

          1.06. "Compensation" shall mean the total base salary paid to the Officer by the Bank for the twelve (12) months preceding the date upon which the Officer attains age sixty-five (65), or seeks early retirement pursuant to paragraph 3.03 of this Agreement, as reflected on the payroll records of the Bank, plus amount received as director's fees.

          1.07 "Controlling Interest" shall mean ownership, either directly or indirectly, of more than twenty percent (20%) of the voting stock of the Bank or a parent company of the Bank which is a member of the same "affiliated group" as defined in 26 U.S.C Section 1504 (a).

          1.08. "Death Benefit" shall mean if death occurs after the Officer has attained age fifty-five (55) and completed at least fifteen (15) years of service, or after he/she have attained age sixty (60), the death benefit is equal to the deferred compensation amount as shown on Exhibit A.

          If death occurs prior to the above described conditions, the death benefit is equal to one half the deferred compensation amount as shown on Exhibit A.

          1.09. "Deferred Compensation Account" shall mean the contingent liability account to which the Bank contributes the Annual Funding Amount pursuant to paragraph 3.01 (a) of this Agreement.

          1.10. "Deferred Compensation Amount" shall mean the total amount due to the Officer under the terms of this Contract as set forth in Exhibit A.

          1.11. "Disability: shall mean a condition whereby the Officer, because of a physical or mental Disability, is or will be unable to perform the duties of the Officer's customary position of employment. The Board of Directors shall determine whether the Officer is considered Disabled within this definition and may require the Officer to submit to a physical examination in order to confirm Disability.

          1.12. "Early Retirement Age" shall mean age sixty-two (62), with thirty (30) years of service.

          1.13. "Early Retirement Benefit" shall mean one hundred eighty (180) equal monthly installments of the Deferred Compensation Amount.

          1.14 "Just Cause" shall be determined by the Board of Directors and will include theft, fraud, embezzlement or willful misconduct causing significant property damage to the Bank or personal injury to another employee. Just Cause shall also include any single action and/or inaction or series of actions and/or inactions which result in the Officer not performing the Officer's duties in the manner expected of the Officer of the Bank. The existence of Just Cause shall be determined upon recommendation by the Chief Executive Officer and by vote of seventy percent (70%) of the members of the Board of Directors.

          1.15. "Merger" shall mean a transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank's voting stock on the date of execution of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

          1.16. "Retirement Age" shall mean age sixty-five (65), or later at the election of the Board and Officer.

          1.17. "Retirement Benefit" shall mean one hundred eighty (180) equal monthly installments of the Deferred Compensation Amount.

          1.18. "Substantial Change in Ownership" shall mean a transaction or series of transactions in which a Controlling Interest in the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank on the date that this Agreement was executed.

          1.19 "Year of Service" shall mean a twelve (12) consecutive month period during which the Officer is considered a full-time employee of the Bank. A fractional Year of Service shall accrue at a rate of one-twelfth (1/12) of a Year of Service for each full month of continuous employment .


                                  ARTICLE II

                           PAYMENT OF DEATH BENEFIT

          2.01. If covered by the provisions of the Agreement, the Bank agrees that if the Officer dies prior to attaining retirement age or commencement of payments under Early Retirement, the Bank will pay the Officer's Beneficiary the Death Benefit. The Death Benefit shall be payable in a lump sum within sixty
(60) days of the death of the Officer. The payment of such Death Benefit will be subject to the conditions and limitations set forth elsewhere in this Agreement.

          2.02. Notwithstanding the provisions of this Article II, the Bank shall have no obligation under this Agreement if the Officer's death results from suicide, whether sane or insane, within two years of the effective date of this Agreement.

                                  ARTICLE III

                         PAYMENT OF RETIREMENT BENEFIT

          3.01   Retirement Benefit.
                 ------------------

                 (a) The Bank shall credit to the Deferred Compensation Account for each year the Officer is covered by this Agreement, the Annual Funding Amount which is projected to be necessary to fund his/her Retirement Benefit. The Deferred Compensation Account shall be segregated from other accounts on the books and records of the Bank as a contingent liability of the Bank to the Officer.

          3.02.  Retirement.
                 -----------

                 On or after Retirement Age, the Officer may elect to terminate service and commence the receipt of the Retirement Benefit in equal monthly installments commencing on the first business day of the month after the Officers termination of employment.

          3.03.  Early Retirement.
                 ----------------

                 If the Officer has at least thirty (30) years of service with the Bank, the Officer may retire and begin to receive the Early Retirement Benefit under this Article III at any time after attaining age sixty-two (62). However, if there has been a Change in Control, the Officer can retire and begin receiving Early Retirement Benefit payment at any time after attaining age sixty-two (62) without satisfying any minimum years of service requirement.

          3.04.  Post-Retirement Death Benefit.
                 -----------------------------

                 If covered by this Agreement, in the event the Officer dies on or after commencement of Retirement Benefit payments under this Article III, the Officer's remaining Retirement Benefit payments shall be paid in a lump sum to the Officer's Beneficiary.


                                  ARTICLE IV

                                  CONDITIONS

          4.01.  Continuous Employment.
                 ---------------------

                 Eligibility for Benefits under this Agreement is conditioned upon the Officer's continuous employment in an eligible capacity (periods of Disability and authorized leave of absence shall be considered as periods of employment) with the Bank from the date of execution of this Agreement until the earlier of the date the Officer attains Retirement Age, qualifies for and elects Early Retirement or dies. Benefit payments are conditioned upon the Officer's compliance with the terms of this Agreement so long as the Officer lives and payments are due under the terms of this Agreement. However, in the event of a Change in Control, continuous employment of the officer shall be required only until the date of the officer's voluntary termination, permanent Disability or discharge without Just Cause.

          4.02.  Change in Control.
                 -----------------

                 In the event of a Change in Control, this contract shall be continued in its entirety as set forth in Exhibit A and the amounts credited to the Deferred Compensation Account and all Subsequent credits thereto, as credited, shall be fully vested and nonforfeitable.

          4.03.  Noncompetition.
                 ---------------

                 Payment of the Retirement Benefit is further conditioned upon the

Officer not acting in any employment capacity for any business enterprise which competes to a substantial degree with the Bank, nor engaging in any activity involving substantial competition with the Bank during employment with the Bank, after retirement from the Bank, or during period of Disability while covered by the provisions of this Agreement. In the event of violation of this provision, all future payments shall be cancelled and discontinued. The Board of Directors shall determine whether violations have occurred and may also waive these conditions.


                                   ARTICLE V

                                    FUNDING

          5.01 The Bank's obligaitons under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be required under any circumstances to fund its obligations under this Agreement. The Bank may, however, in its sole and absolute discretion, elect to fund this Agreement in whole or in part.


                                  ARTICLE VI

                            OFFICER RIGHT TO ASSETS

          6.01. The rights of the Officer or the Beneficiary shall be solely those of an unsecured general creditor of the Bank. The Officer or the Beneficiary shall only have the right to receive from the Bank those payments as specified under this Agreement. The Officer or the Beneficiary shall have no rights or interest whatsoever in any assets of the Bank. Any asset used or acquired by the Bank in coneciton with the liabilities the Bank has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Officer or the Beneficiary, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.


                                  ARTICLE VII

                            ACCELERATION OF PAYMENT

          7.01. The Bank may accelerate to a single payment Benefits payable under this Agreement with the written consent of the Officer or the Beneficiary. In the event it is agreed to accelerate payment, the single payment shall be the remaining credit balance under the Deferred Compensation Account.


                                 ARTICLE VIII

                               LEAVES OF ABSENCE

          8.01. The Bank may, in its sole discretion, permit the Officer to take a leave of absence; each such period shall not exceed one year in length. During such leave, the Officer shall be considered to be in the continuous emloyment of the Bank for purposes of this Agreement.


                                  ARTICLE IX

                                 ASSIGNABILITY

          9.01. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any Benefits under this Agreement shall be valid or recognized by the Bank.


                                   ARTICLE X

                             AMENDMENT/REVOCATION

         10.01. This Agreement shall not be amended, modified, or revoked at any time, in whole or in part, wihtout the mutual written consent of the Officer and the Bank; provided, however, that in the event the Officer is Discharged for Just Cause at any time, this Agreement shall be terminated and considered null and void with neither the Officer nor the Officer's Beneficiary having any claim or right against the Bank.


                              ARTICLE XI

                  LAW GOVERNING/ENFORCEMENT/PARTIES

         11.01. This Agreement shall be governed by the laws of the State of West Virginia. This Agreement is solely between the Bank and the Officer. Furthermore, the Officer or the Beneficiary shall only have recourse against the Bank for enforcement of the Agreement. However, it shall be binding upon the Beneficiary, heirs, executors and administrators of the Officer, and upon any and all successors and assigns of the Bank.

         11.02. The Bank is hereby designated as a fiduciary under this Agreement. The Bank as a fiduciary shall have authority to control, interpret and manage the operation and administration of this Agreement. Any decision by the Bank denying a claim by the Officer or a Beneficiary for Benefits under this Agreement shall be stated in writing and delivered or mailed to the Officer or such Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the bank's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Bank shall afford a reasonable opportunity to the Officer or such Beneficiary for a full and fair review of the decision denying such claim.


                                  ARTICLE XII

                                 SEVERABILITY

         12.01. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (a) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (b) the validity and enforceability of the remaining provisions will not be affected thereby.


                                 ARTICLE XIII

                                 INCOMPETENCY

         13.01. If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or accident, or is a minor, any payment due (unless a prior claim shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act (or similar law), or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.


                                  ARTICLE XIV

                            NO EMPLOYMENT CONTRACT

         14.01. This Agreement shall in no way be construed to create an employment contract between the Bank and the Officer.

                                  ARTICLE XV

                               PRIOR AGREEMENTS

         15.01. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.



         IN WITNESS WHEREOF, the parties acknowledge receipt of an executed orignial of this Agreement signed this 9th day of May , 1995.
                                      -----      -----


                                                CITIZENS NATIONAL BANK OF ELKINS
                                                ELKINS, WEST VIRGINIA


                                                BY /s/ Robert J. Schoonover
                                                 -------------------------------

                                                   President & CEO
                                                --------------------------------
                                                      Title



                                                   /s/ Robert J. Schoonover
                                                --------------------------------
                                                      Officer



                                                CITIZENS FINANCIAL CORP.
                                                ELKINS, WEST VIRGINIA


                                                BY /s/ Max L. Armentrout
                                                --------------------------------

                                                   Chairman of Board
                                                --------------------------------
                                                      Title

                       CITIZENS NATIONAL BANK OF ELKINS
                             ELKINS, WEST VIRGINIA


                            BENEFICIARY DESIGNATION

         PURSUANT to the terms of the EXECUTIVE SUPPLEMENTAL INCOME PLAN AGREEMENT dated May 9, 1995 , I hereby designate the following beneficiary(ies)
               -------------
to receive any payments which may be due under such Agreement after my death:


Primary Individual Beneficiary(ies)

       NAME                  ADDRESS        RELATIONSHIP     %SHARE
------------------         -----------      ------------     ------
Emma C. Schoonover         Elkins, WV          Spouse         100%

Contingent Individual Beneficiary(ies):

       NAME                  ADDRESS        RELATIONSHIP     %SHARE
------------------         -----------      ------------     ------
Debra Sullivan             Elkins, WV         Daughter         1/3
Cynthia Evans              Elkins, WV         Daughter         1/3
Herbert Schoonover         Elkins, WV           Son            1/3

This designation hereby revokes any prior designation which may have been in effect.


  05/09/95        /s/ Robert J. Schoonover
 --------------  --------------------------------------------------
    Date               Officers Signature


  05/09/95        /s/ Robert J. Schoonover, President & CEO
 --------------  --------------------------------------------------
    Date           Citizens National Bank of Elkins, WV


  05/09/95        /s/ Max L. Armentrout, Chairman of Board
 --------------  --------------------------------------------------
    Date           Acknowledged By                Title

                                   EXHIBIT A


         This Deferred Compensation amount covering the following officers enumerates the dollar amount of benefits payable under the Executive Supplemental Income Agreement. All rights and payment provisions are controlled by the Executive Supplemental Income Agreement effective on the 9th
                                                                            ----
  day of May , 1995.
        -----


                         DEFERRED COMPENSATION AMOUNT

ROBERT J. SCHOONOVER         180 equal monthly installments at $755.08

WILLIAM T. JOHNSON           180 equal monthly installments at $668.50

C. M. DOLLY, JR.             180 equal monthly installments at $654.58

LEWIS N. WARE                180 equal monthly installments at $746.50

THOMAS K. DERBYSHIRE         180 equal monthly installments at $1069.00

STEWART C. HOWELL            180 equal monthly installments at $511.75

WILMA D. FARRIS              180 equal monthly installments at $214.33

DOROTHY ERICKSON             180 equal monthly installments at $48.23